As filed with the Securities and Exchange Commission on November 10, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMARIN CORPORATION PLC

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

England and Wales	Not Required
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

First Floor, Block 3, The Oval

Shelbourne Road, Ballsbridge

Dublin 4, Ireland

+353 1 6699 020

(Address and telephone number of registrant’s principal executive offices)

John Thero

Chief Financial Officer

Amarin Corporation plc

c/o Amarin Pharma, Inc.

Mystic Packer Building

12 Roosevelt Avenue

Mystic, CT 06355

(860) 572-4979

(Name, address and telephone number of agent for service)

Copy to:

Michael H. Bison

Goodwin Procter LLP

Exchange Place

53 State Street

Boston, Massachusetts 02109

Telephone: (617) 570-1000

Facsimile: (617) 523-1231

Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of the Registration Statement as the registrant shall determine.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Aggregate Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Ordinary shares, par value £0.50 per share (3)
Preference Shares, par value £0.05 per share (4)
Senior Debt Securities
Subordinated Debt Securities
Warrants (5)
Total (6)	$150,000,000		$150,000,000	$10,695

(1)	These offered securities may be sold separately, together or as units with other offered securities. Such indeterminate number or amount of ordinary shares (the “Ordinary Shares”), preference shares (the “Preference Shares”), or senior or subordinated debt securities (the “Debt Securities”) as may from time to time be (i) issued at indeterminate prices, in U.S. dollars or the equivalent thereof denominated in foreign currencies, or units of two or more foreign currencies or composite currencies (such as euros), or (ii) issued upon conversion or exercise of, or exchange for, an offered security (including any securities issuable upon share splits and similar transactions). Includes offered securities that may be purchased by underwriters to cover over-allotments, if any. Subject to Rule 462(b) of the Securities Act of 1933, as amended, in no event will the aggregate maximum offering price of all securities issued by Amarin Corporation plc (the “Company”) pursuant to this registration statement exceed $150,000,000, or if any Debt Securities are issued with original issue discount, the issue price shall be used in calculating the aggregate maximum offering price.
(2)	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price. No separate consideration will be received for Ordinary Shares, Preference Shares or Debt Securities that are issued by the Company upon conversion, exercise or exchange of Debt Securities, Preference Shares or warrants (the “Warrants”) registered hereunder.
(3)	The Ordinary Shares may be represented by American Depositary Shares (“ADSs”), each of which currently represents one Ordinary Share. A separate Registration Statement on Form F-6 has been or will be filed for the registration of ADSs evidenced by American Depositary Receipts issuable upon deposit of the Ordinary Shares.
(4)	The Preference Shares may be represented by ADSs. A separate Registration Statement on Form F-6 will be filed for the registration of ADSs evidenced by American Depositary Receipts issuable upon deposit of the Preference Shares.
(5)	There are being registered hereby such indeterminate number of Warrants as may be issued at indeterminate prices. Such Warrants may be issued together with any of the other securities registered hereby. Warrants may be exercised to purchase any of the other securities registered hereby or to purchase securities of an entity unaffiliated with any of the registrants or other rights, including the right to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices or any combination of the foregoing. Includes Warrants that may be purchased by underwriters to cover over-allotments, if any.
(6)	As described in note (1) above, the aggregate maximum offering price of all securities issued from time to time pursuant to this registration statement will not exceed $150,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission (the “SEC”), acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 10, 2010

PROSPECTUS

$150,000,000

AMARIN CORPORATION PLC

Ordinary Shares

Ordinary Shares, in the form of American Depositary Shares

Preference Shares

Preference Shares, in the form of American Depositary Shares

Debt Securities

Warrants

We may offer and sell from time to time an indeterminate number of shares of our: ordinary shares, each of which may be represented by one American Depositary Share; preference shares, each of which may be represented by one American Depositary Share; senior or subordinated debt securities; warrants to purchase any other securities that may be sold under this prospectus, securities of third parties or other rights; and any combination of these securities, individually or as units. We will describe in a prospectus supplement the securities we are offering and selling, as well as the specific terms of the securities.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

Our American Depositary Shares representing ordinary shares, evidenced by American Depositary Receipts, are traded on the NASDAQ Capital Market under the symbol “AMRN”. If we decide to list any of these other securities on a national securities exchange upon issuance, the applicable prospectus supplement to this prospectus will identify the exchange and the date when we expect trading to begin. On November 9, 2010, the closing price for our American Depositary Shares, as reported on the NASDAQ Capital Market, was $3.00 per share.

Investing in our securities involves certain risks. See “Risk Factors” beginning on Page 3 of this prospectus and in the applicable prospectus supplement for certain risks you should consider. You should read the entire prospectus carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2010.

SUMMARY

About this prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a shelf registration process. Under the shelf registration process, we may offer shares of the securities described in this prospectus with a total value of up to $150,000,000, or the equivalent denominated in foreign currencies, from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	original issue discount, if any;

•	rates and times of payment of interest, dividends or other payments, if any;

•	redemption, conversion, exchange, settlement or sinking fund terms, if any;

•

conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important federal income tax considerations.

Registration of the securities covered by this prospectus does not mean that these securities will necessarily be offered or sold. As of the date of filing this registration statement, we have no specific plans for selling the securities registered hereunder.

A prospectus supplement may include a discussion of risks or other special considerations applicable to us or the offered securities. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. Please carefully read both this prospectus and the applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.” This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website or at the SEC’s public reading room mentioned under the heading “Where You Can Find More Information.”

We have not authorized any broker-dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus and the accompanying prospectus supplement speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

We may sell the securities directly to or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

Our Company

We are a clinical-stage biopharmaceutical company focused on developing improved treatments for cardiovascular disease. Our development programs capitalize on our work in the field of lipid science and the therapeutic benefits of essential fatty acids in cardiovascular disease. We are currently focusing our efforts on our lead candidate, AMR101. AMR101 is believed to have an impact on a number of biological factors in the body such as anti-inflammatory mechanisms, cell membrane composition and plasticity, triglyceride levels and regulation of glucose metabolism.

We are concurrently conducting two Phase III registration trials, referred to as the MARINE (also known as Study 16) and ANCHOR (also known as Study 17) trials. Although the trials are being run concurrently, both of the trials are separate registration trials seeking to demonstrate safety and efficacy for different indications.

Our strategy is to seek approval for two indications supported by the MARINE and ANCHOR trials. The indication being evaluated in the MARINE trial is independent of the ANCHOR trial and could potentially be submitted independently, whereas, the indication being evaluated in the ANCHOR trial is dependent upon also showing success in the MARINE trial. In order to obtain a separate indication for AMR101 based on the ANCHOR trial results, the Food and Drug Administration, or FDA, requires that we have a clinical “Outcomes study” substantially underway at the time of filing a New Drug Application, or NDA. If we elect to seek this separate indication in our initial NDA filing and commence an Outcomes study, we will need to seek additional financing, through a commercial partner or otherwise. The results of an Outcomes study are not required for FDA approval of the broader indication and an Outcomes study is not required for the indication being studied in the MARINE trial.

For more information regarding our business, including our history and development, our pipeline of drug candidates and our collaboration efforts, please refer to our Annual Report on Form 20-F for the fiscal year ended December 31, 2009, filed with the SEC on June 25, 2010 (the “2009 Annual Report”).

Corporation Information

Amarin Corporation plc (formerly Ethical Holdings plc) is a public limited company listed in the United States on the NASDAQ Capital Market. Amarin was originally incorporated in England as a private limited company on March 1, 1989 under the Companies Act 1985, and re-registered in England as a public limited company on March 19, 1993.

Our registered office is located at 110 Cannon Street, London, EC4N 6AR, England. Our principal executive offices are located at First Floor, Block 3, The Oval, Shelbourne Road, Ballsbridge, Dublin 4, Ireland and our telephone number is +353-1-6699-020. Our principal research and development facilities are located at 12 Roosevelt Avenue, Mystic, Connecticut 06355, USA. Our website address is www.amarincorp.com. Information contained on our website is not a part of this prospectus.

For additional information about our company, please refer to other documents we have filed with the SEC and that are incorporated by reference into this prospectus, as listed under the heading “Incorporation of Certain Information by Reference.” Additional information about us can be found on our website, at www.amarincorp.com, and in our periodic and current reports filed with the SEC. Copies of our current and periodic reports filed with the SEC are available at the SEC Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, and online at www.sec.gov and our website at www.amarincorp.com.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference forward-looking statements and readers are cautioned that our actual results may differ materially from those discussed in the forward-looking statements. Forward-looking statements include statements regarding our intent, belief or current expectations or those of our management regarding various matters, including statements that include forward-looking terminology such as “may,” “will,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “continues,” or similar expressions. These forward-looking statements include, without limitation, statements regarding our future capital needs, our ability to acquire or develop additional marketable products, acceptance of our products by prescribers and end-users, competitive factors, and our marketing and sales plans. In addition, we may make forward-looking statements in future filings with the SEC and in written material, press releases and oral statements issued by or on behalf of us. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. These risks and uncertainties include, among others:

•	our ability to maintain sufficient cash and other liquid resources to meet our operating and any debt service requirements;

•	the success of our research and development activities;

•

decisions by regulatory authorities regarding whether and when to approve our drug applications, as well as their decisions regarding labeling and other matters that could affect the commercial potential of our products;

•	the speed with which regulatory authorizations, pricing approvals and product launches may be achieved;

•	whether and when we will be able to enter into and consummate strategic collaborations with respect to our products or product candidates on acceptable terms;

•	the success with which developed products may be commercialized;

•	competitive developments affecting our products or product candidates, including generic and branded competition;

•

the effect of possible domestic and foreign legislation or regulatory action affecting, among other things, pharmaceutical pricing and reimbursement, including under Medicaid and Medicare in the United States, and involuntary approval of prescription medicines for over-the-counter use and the trend toward managed care and health care cost containment;

•	our ability to protect our patents and other intellectual property;

•	claims and concerns that may arise regarding the safety or efficacy of our products or product candidates;

•	governmental laws and regulations affecting our operations, including those affecting taxation;

•	risks relating to our ability to maintain our NASDAQ listing; and

•	growth in costs and expenses.

In evaluating our business, prospective investors should carefully consider these factors in addition to the other information set forth in this prospectus and incorporated herein by reference, including under the caption, “Risk Factors.” All forward-looking statements included in this document are based on information available to us on the date hereof, and all forward-looking statements in documents incorporated by reference are based on information available to us as of the date of such documents. We disclaim any intent to update any forward-looking statements.

DESCRIPTION OF SECURITIES

We may offer our ordinary shares, each of which may be represented by one American Depositary Share, preference shares, each of which may be represented by one American Depositary Share, various series of senior or subordinated debt securities, warrants to purchase any such securities and any combination of these securities, individually or as units, with a total value of up to $150,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

Ordinary Shares. In the following summary, a “shareholder” is the person registered in our register of members as the holder of the relevant securities. For those ordinary shares that have been deposited in our ADS facility pursuant to our deposit agreement with Citibank N.A., Citibank or its nominee is deemed the shareholder.

Dividends

Holders of shares are entitled to receive such dividends as may be declared by the board of directors. All dividends are declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid. To date there have been no dividends paid to holders of ordinary shares.

Any dividend unclaimed after a period of twelve years from the date of declaration of such dividend shall be forfeited and shall revert to us. In addition, the payment by the board of directors of any unclaimed dividend, interest or other sum payable on or in respect of an ordinary share or a Preference Share into a separate account shall not constitute us as a trustee in respect thereof.

Rights in a Liquidation

Holders of ordinary shares are entitled to participate in any distribution of assets upon a liquidation, subject to prior satisfaction of the claims of creditors and preferential payments to holders of outstanding Preference Shares.

Voting Rights

Voting at any general meeting of shareholders is by a show of hands, unless a poll is demanded. A poll may be demanded by:

•	the chairman of the meeting;

•	at least two shareholders entitled to vote at the meeting;

•	any shareholder or shareholders representing in the aggregate not less than one-tenth of the total voting rights of all shareholders entitled to vote at the meeting; or

•

any shareholder or shareholders holding shares conferring a right to vote at the meeting on which there have been paid up sums in the aggregate equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

In a vote by a show of hands, every shareholder who is present in person or by proxy at a general meeting has one vote. In a vote on a poll, every shareholder who is present in person or by proxy shall have one vote for every share of which they are registered as the holder (provided that no shareholder shall have more than one vote on a show of hands notwithstanding that he may have appointed more than one proxy to vote on his behalf). The quorum for a shareholders’ meeting is a minimum of two persons, present in person or by proxy. To the extent the Articles of Association provide for a vote by a show of hands in which each shareholder has one vote, this differs from U.S. law, under which each shareholder typically is entitled to one vote per share at all meetings.

Holders of ADSs are also entitled to vote by supplying their voting instructions to Citibank who will vote the ordinary shares represented by their ADSs in accordance with their instructions. The ability of Citibank to carry out voting instructions may be limited by practical and legal limitations, the terms of our Articles of Association, and the terms of the ordinary shares on deposit. We cannot assure the holders of our ADSs that they will receive voting materials in time to enable them to return voting instructions to Citibank a timely manner.

Unless otherwise required by law or the Articles of Association, voting in a general meeting is by ordinary resolution. An ordinary resolution is approved by a majority vote of the shareholders present at a meeting at which there is a quorum. Examples of matters that can be approved by an ordinary resolution include:

•	the election of directors;

•	the approval of financial statements;

•	the declaration of final dividends;

•	the appointment of auditors;

•	the increase of authorized share capital; or

•	the grant of authority to issue shares.

A special resolution or an extraordinary resolution requires the affirmative vote of not less than three-fourths of the eligible votes. Examples of matters that must be approved by a special resolution include modifications to the rights of any class of shares, certain changes to the Articles of Association, or our winding-up.

Capital Calls

The board of directors has the authority to make calls upon the shareholders in respect of any money unpaid on their shares and each shareholder shall pay to us as required by such notice the amount called on his shares. If a call remains unpaid after it has become due and payable, and the fourteen days’ notice provided by the board of directors has not been complied with, any share in respect of which such notice was given may be forfeited by a resolution of the board.

Preference Shares. The following description of our preference shares is only a summary of the general terms of the preference shares of any series we may issue under this prospectus. We will prepare a prospectus supplement each time we issue preference shares, which you should read carefully. The prospectus supplement relating to a series of preference shares or to securities that are convertible into or exchangeable for the preference shares will summarize the terms of the preference shares of the particular series. Those terms will be set out in the resolutions establishing the series that our Board of Directors or an authorized committee adopt, and may be different from those summarized below. If so, the applicable prospectus supplement will state that, and the description of the preference shares of that series contained in the prospectus supplement will apply. In the following summary, a “holder” is the person registered in our register of members as the holder of the relevant securities. For those preference shares, if any, that are deposited in an American Depositary Receipt facility pursuant to a deposit agreement, to be entered into (for additional details see “Description of American Depositary Shares”) with Citibank N.A., the depositary or its nominee is deemed the shareholder.

Our Board of Directors has the authority, without further action by shareholders, to issue preference shares of £.05 per share in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preference shares, including dividend rights, conversion rights, voting rights, rights and terms of redemption, and liquidation preference, any or all of which may be greater than the rights of the ordinary shares.

Our Board of Directors will fix the rights, preferences, privileges, qualifications and restrictions of the preference shares of each series that we sell under this prospectus and applicable prospectus supplements in the resolutions relating to that series. We will describe the terms of the series of preference shares we are offering before the issuance of the related series of preference shares in a prospectus supplement. This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price per share;

•	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preference shares on any securities exchange or market;

•

whether the preference shares will be convertible into our ordinary shares or other securities of ours, including warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

•

whether the preference shares will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preference shares;

•	preemption rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the preference shares;

•	the relative ranking and preferences of the preference shares as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on issuances of any class or series of preference shares ranking senior to or on a parity with the series of preference shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preference shares.

If we issue shares of preference shares under this prospectus, the shares will be fully paid and non-assessable.

Our Articles of Association and English law provide that the holders of preference shares will have the right to vote separately as a class on any proposal involving changes that would adversely affect the powers, preferences, or special rights of holders of that series of preference shares.

Debt Securities. This prospectus describes the general terms and provisions of the debt securities we may issue. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus, including any additional covenants or changes to existing covenants relating to such series. The prospectus supplement also will indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. You should read the actual indenture if you do not fully understand a term or the way we use it in this prospectus.

We may offer senior or subordinated debt securities. Each series of debt securities may have different terms. The senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and the trustee identified in the applicable prospectus supplement, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “senior indenture.” Any subordinated debt securities will be issued under one or more separate indentures, dated as of a date prior to such issuance, between us and the trustee identified in the applicable prospectus supplement, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “subordinated indenture” and to the trustee under the senior or subordinated indenture as the “trustee.” The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. We included copies of the forms of the indentures as exhibits to our registration statement and they are incorporated into this prospectus by reference.

If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find More Information” to find out how you can obtain a copy of those documents. Except as otherwise indicated, the terms of the indentures are identical. As used under this caption, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.

General

The indentures:

•	do not limit the amount of debt securities that we may issue;

•	allow us to issue debt securities in one or more series;

•	do not require us to issue all of the debt securities of a series at the same time;

•	allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and

•	provide that the debt securities will be unsecured, except as may be set forth in the applicable prospectus supplement.

Unless we give you different information in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “Description of the Debt Securities—Subordination” and in the applicable prospectus supplement.

Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

The prospectus supplement for each offering will provide the following terms, where applicable:

•	the title of the debt securities and whether they are senior or subordinated;

•

the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;

•

the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into common stock or preferred stock or the method by which any such portion shall be determined;

•

if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of common stock or preferred stock received on conversion;

•	the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

•	the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

•	the date or dates, or the method for determining the date or dates, from which interest will accrue;

•	the dates on which interest will be payable;

•	the record dates for interest payment dates, or the method by which we will determine those dates;

•	the persons to whom interest will be payable;

•	the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•

any make-whole amount, which is the amount in addition to principal and interest that is required to be paid to the holder of a debt security as a result of any optional redemption or accelerated payment of such debt security, or the method for determining the make-whole amount;

•	the place or places where the principal of, and any premium, or make-whole amount, and interest on, the debt securities will be payable;

•	where the debt securities may be surrendered for registration of transfer or conversion or exchange;

•	where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

•	the times, prices and other terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of holders of the debt securities, and the times and prices at which we must redeem, repay or purchase the debt securities as a result of such an obligation;

•

the currency or currencies in which the debt securities are denominated and payable if other than United States dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies and the terms and conditions relating thereto, and the manner of determining the equivalent of such foreign currency in United States dollars;

•

whether the principal of, and any premium, or make-whole amount, or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, and other related terms and conditions;

•

whether the amount of payments of principal of, and any premium, or make-whole amount, or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

•

whether the debt securities will be in registered form, bearer form or both and (1) if in registered form, the person to whom any interest shall be payable, if other than the person in whose name the security is registered at the close of business on the regular record date for such interest, or (2) if in bearer form, the manner in which, or the person to whom, any interest on the security shall be payable if otherwise than upon presentation and surrender upon maturity;

•

any restrictions applicable to the offer, sale or delivery of securities in bearer form and the terms upon which securities in bearer form of the series may be exchanged for securities in registered form of the series and vice versa if permitted by applicable laws and regulations;

•

whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may or shall be required to exchange their interests for other debt securities of the series, and the manner in which interest shall be paid;

•	the identity of the depositary for securities in registered form, if such series are to be issuable as a global security;

•	the date as of which any debt securities in bearer form or in temporary global form shall be dated if other than the original issuance date of the first security of the series to be issued;

•	the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;

•

whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such a payment;

•

whether and under what circumstances the debt securities being offered are convertible into common stock or preferred stock, as the case may be, including the conversion price or rate or manner or calculation thereof;

•

the circumstances, if any, specified in the applicable prospectus supplement, under which beneficial owners of interests in the global security may obtain definitive debt securities and the manner in which payments on a permanent global debt security will be made if any debt securities are issuable in temporary or permanent global form;

•	any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;

•

if the debt securities of such series are to be issuable in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

•

the name of the applicable trustee and the nature of any material relationship with us or any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action;

•

any deletions from, modifications of, or additions to our events of default or covenants and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable;

•	applicable CUSIP numbers; and

•	any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

We may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.” The applicable prospectus supplement will describe the United States federal income tax consequences and other relevant considerations applicable to original issue discount securities.

We also may issue indexed debt securities. Payments of principal of and premium and interest on, indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units or by other similar methods or formulas specified in the prospectus supplement.

Except as described under “—Merger, Consolidation or Sale of Assets” or as may be set forth in any prospectus supplement, the debt securities will not contain any provisions that (1) would limit our ability to incur indebtedness or (2) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving us, or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets.

We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Payment

Unless we give you different information in the applicable prospectus supplement, the principal of, and any premium, or make-whole amount, and interest on, any series of the debt securities will be payable at the corporate trust office of the trustee. We will provide you with the address of the trustee in the applicable prospectus supplement. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium, or make-whole amount, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

Denomination, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000.

Subject to the limitations imposed upon debt securities that are evidenced by a computerized entry in the records of a depository company rather than by physical delivery of a note, a holder of debt securities of any series may:

•

exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose; and

•	surrender them for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose.

Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer satisfactory to the applicable trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If in addition to the applicable trustee, the applicable prospectus supplement refers to any transfer agent initially designated by us for any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents for any series of debt securities.

Neither we, nor any trustee, will be required to:

•

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;

•

register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; and

•

issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale of Assets

The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (1) consolidate with, (2) sell, lease or convey all or substantially all of our assets to, or (3) merge with or into, any other entity provided that:

•

either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (A) to pay the principal of, and any premium (or make-whole amount) and interest on, all of the debt securities and (B) to duly perform and observe all of the covenants and conditions contained in each indenture;

•

after giving effect to the transaction, there is no event of default under the indentures and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and continues; and

•	an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Covenants

Existence. Except as permitted under “—Merger, Consolidation or Sale of Assets,” the indentures require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, the indentures do not require us to preserve any right or franchise if we determine that any right or franchise is no longer desirable in the conduct of our business.

Payment of taxes and other claims. The indentures require us to pay, discharge or cause to be paid or discharged, before they become delinquent (1) all taxes, assessments and governmental charges levied or imposed on us, our subsidiaries or our subsidiaries’ income, profits or property, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of our subsidiaries. However, we will not be required to pay, discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Provision of financial information. The indentures require us to (1) within 15 days of each of the respective dates by which we are required to file our annual reports, quarterly reports and other documents with the SEC, file with the trustee copies of the annual report, quarterly report and other documents that we file with the SEC under Section 13 or 15(d) of the Exchange Act, (2) file with the trustee and the SEC any additional information, documents and reports regarding compliance by us with the conditions and covenants of the indentures, as required, (3) within 30 days after the filing with the trustee, mail to all holders of debt securities, as their names and addresses appear in the applicable register for such debt securities, without cost to such holders, summaries of any documents and reports required to be filed by us pursuant to (1) and (2) above, and (4) supply, promptly upon written request and payment of the reasonable cost of duplication and delivery, copies of such documents to any prospective holder.

Additional covenants. The applicable prospectus supplement will set forth any additional covenants of Amarin relating to any series of debt securities.

Events of Default, Notice and Waiver

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:

•	default in the payment of any installment of interest on any debt security of such series continuing for 30 days;

•	default in the payment of principal of, or any premium, or make-whole amount, on any debt security of such series for five business days at its stated maturity;

•	default in making any sinking fund payment as required for any debt security of such series for five business days;

•

default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by us continuing for 60 days after written notice as provided in the applicable indenture, but not of a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series;

•	a default under any bond, debenture, note, mortgage, indenture or instrument:

(1)	having an aggregate principal amount of at least $30,000,000; or

(2)	under which there may be issued, secured or evidenced any existing or later created indebtedness for money borrowed by us or our subsidiaries, if we are directly responsible or liable as obligor or guarantor, if the default results in the indebtedness becoming or being declared due and payable prior to the date it otherwise would have, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within 30 days after notice to the issuing company specifying such default. Such notice shall be given to us by the trustee, or to us and the trustee by the holders of at least 10% in principal amount of the outstanding debt securities of that series. The written notice specifying such default and requiring us to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and shall state that such notice is a “Notice of Default” under such indenture;

•	bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Amarin or any significant subsidiary; and

•	any other event of default provided with respect to a particular series of debt securities.

When we use the term “significant subsidiary,” we refer to the meaning ascribed to such term in Rule 1-02 of Regulation S-X promulgated under the Securities Act of 1933, as amended, or Securities Act.

If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. If the debt securities of that series are original issue discount securities or indexed securities, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

•

we have deposited with the applicable trustee all required payments of the principal, any premium, or make-whole amount, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

•	all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium, or make-whole amount, have been cured or waived.

The indentures also provide that the holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under the applicable indenture may, on behalf of all holders, waive any past default with respect to such series and its consequences, except a default:

•	in the payment of the principal, any premium, or make-whole amount, or interest;

•

in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of the outstanding debt security that is affected by the default; or

•	in respect of a covenant or provision for the benefit or protection of the trustee, without its express written consent.

The indentures require each trustee to give notice to the holders of debt securities within 90 days of a default unless such default has been cured or waived. However, the trustee may withhold notice if specified persons of such trustee consider such withholding to be in the interest of the holders of debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series.

The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 60 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, or make-whole amount, and interest on, such debt securities at the respective due dates thereof.

The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

•	is in conflict with any law or the applicable indenture;

•	may involve the trustee in personal liability; or

•	may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the Indentures

The indentures provide that modifications and amendments may be made only with the consent of the affected holders of at least a majority in principal amount of all outstanding debt securities issued under that indenture. However, no such modification or amendment may, without the consent of the holders of the debt securities affected by the modification or amendment:

•	change the stated maturity of the principal of, or any premium, or make-whole amount, on, or any installment of principal of or interest on, any such debt security;

•	reduce the principal amount of, the rate or amount of interest on or any premium, or make-whole amount, payable on redemption of any such debt security;

•

reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

•	change the place of payment or the coin or currency for payment of principal of, or any premium, or make-whole amount, or interest on, any such debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

•

reduce the percentage in principal amount of any outstanding debt securities necessary to modify or amend the applicable indenture with respect to such debt securities, to waive compliance with particular provisions thereof or defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable indenture; and

•

modify any of the foregoing provisions or any of the provisions relating to the waiver of particular past defaults or covenants, except to increase the required percentage to effect such action or to provide that some of the other provisions may not be modified or waived without the consent of the holder of such debt security.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with material restrictive covenants of the applicable indenture.

We and our respective trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another person to us as obligor under such indenture;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•

to add or change any provisions of an indenture (1) to change or eliminate restrictions on the payment of principal of, or premium, or make-whole amount, or interest on, debt securities in bearer form, or (2) to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•

to change or eliminate any provisions of an indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;

•	to secure the debt securities;

•	to establish the form or terms of debt securities of any series;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

•

to cure any ambiguity, defect or inconsistency in an indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture; and

•

to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series.

Voting

The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indentures or whether a quorum is present at a meeting of holders of debt securities:

•

the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;

•

the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for such debt security, of the principal amount or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of such debt security of the amount determined as provided in the preceding bullet point;

•

the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided for such indexed security under such indenture; and

•	debt securities owned by us or any other obligor upon the debt securities or by any affiliate of ours or of such other obligor shall be disregarded.

The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.

Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority of the aggregate principal amount of the outstanding debt securities of a series, may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

•	there shall be no minimum quorum requirement for such meeting; and

•

the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Subordination

Unless otherwise provided in the applicable prospectus supplement, subordinated securities will be subject to the following subordination provisions.

Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior debt. However, our obligation to make payments of the principal of and interest on such subordinated securities otherwise will not be affected. No payment of principal or interest will be permitted to be made on subordinated securities at any time if a default on senior debt exists that permits the holders of such senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated securities are paid in full, holders of subordinated securities will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders of subordinated securities have been applied to the payment of senior debt. The subordinated indenture will not restrict the amount of senior debt or other indebtedness of Amarin and its subsidiaries. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of subordinated securities may recover less, ratably, than our general creditors.

The term “senior debt” will be defined in the applicable indenture as the principal of and interest on, or substantially similar payments to be made by us in respect of, other outstanding indebtedness, whether outstanding at the date of execution of the applicable indenture or subsequently incurred, created or assumed. The prospectus supplement may include a description of additional terms implementing the subordination feature.

No restrictions will be included in any indenture relating to subordinated securities upon the creation of additional senior debt.

If this prospectus is being delivered in connection with the offering of a series of subordinated securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise indicated in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:

•

either (1) all securities of such series have already been delivered to the applicable trustee for cancellation; or (2) all securities of such series have not already been delivered to the applicable trustee for cancellation but (A) have become due and payable, (B) will become due and payable within one year, or (C) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable, an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium, or make-whole amount, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date;

•	we have paid or caused to be paid all other sums payable; and

•	an officers’ certificate and an opinion of counsel stating the conditions to discharging the debt securities have been satisfied have been delivered to the trustee.

Unless otherwise indicated in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium, or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, the issuing company may elect either:

•	to defease and be discharged from any and all obligations with respect to such debt securities; or

•

to be released from its obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

Notwithstanding the above, we may not elect to defease and be discharged from the obligation to pay any additional amounts upon the occurrence of particular events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, or to hold monies for payment in trust.

The indentures only permit us to establish the trust described in the paragraph above if, among other things, it has delivered to the applicable trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the indenture. In the event of such defeasance, the holders of such debt securities would be able to look only to such trust fund for payment of principal, any premium, or make-whole amount, and interest.

When we use the term “government obligations,” we mean securities that are:

•

direct obligations of the United States or the government that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

•

obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States or other government that issued the foreign currency in which the debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or such other government, which are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depository receipt. However, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government obligation evidenced by such depository receipt.

Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (1) the holder of a debt security of such series is entitled to, and does, elect under the terms of the applicable indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or (2) a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and premium, or make-whole amount, and interest on, such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate.

When we use the term “conversion event,” we mean the cessation of use of:

•

a currency, currency unit or composite currency both by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

•	the European Currency Unit both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or

•	any currency unit or composite currency other than the European Currency Unit for the purposes for which it was established.

Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and any premium, or make-whole amount, and interest on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.

In the event that (1) we effect covenant defeasance with respect to any debt securities and (2) those debt securities are declared due and payable because of the occurrence of any event of default, the amount in the currency, currency unit or composite currency in which such debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, the issuing company would remain liable to make payments of any amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of common stock or preferred stock, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to such series. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company, or DTC, as depository. We may issue global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement relating to such series. We expect that unless the applicable prospectus supplement provides otherwise, the following provisions will apply to depository arrangements.

Once a global security is issued, the depository for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of participants that have accounts with such depository. Such accounts shall be designated by the underwriters, dealers or agents with respect to such debt securities or by us if we offer such debt securities directly. Ownership of beneficial interests in such global security will be limited to participants with the depository or persons that may hold interests through those participants.

We expect that, under procedures established by DTC, ownership of beneficial interests in any global security for which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee, with respect to beneficial interests of participants with the depository, and records of participants, with respect to beneficial interests of persons who hold through participants with the depository. Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee under the indenture. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if such person is not a participant with the depository, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if DTC requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and any premium, or make-whole amount, and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee have or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities including principal, any premium, or make-whole amount, or interest. We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot. Neither we, the trustee, any paying agent nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.

Neither we nor the trustee will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and we do not appoint a successor depository within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such debt securities, determine not to have any of such debt securities represented by one or more global securities and in such event will issue individual debt securities in exchange for the global security or securities representing such debt securities. Individual debt securities so issued will be issued in denominations of $1,000 and integral multiples of $1,000.

The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depository, or with a nominee for such depository, identified in the applicable prospectus supplement. Any such bearer global securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement.

No Recourse

There is no recourse under any obligation, covenant or agreement in the applicable indenture or with respect to any security against any of our or our successor’s past, present or future stockholders, employees, officers or directors.

Warrants. We may issue warrants for the purchase of ordinary shares, each of which may be represented by one American Depositary Share, preference shares, each of which may be represented by one American Depositary Share, and/or senior or subordinated debt securities in one or more series, from time to time. We may issue warrants independently or together with ordinary shares, each of which may be represented by one American Depositary Share, preference shares, each of which may be represented by one American Depositary Share, and/or senior or subordinated debt securities, and the warrants may be attached to or separate from those securities.

If we issue warrants, they will be evidenced by warrant agreements or warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. We urge you to read the prospectus supplement related to any series of warrants we may offer, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants. If we issue warrants, forms of warrant agreements and warrant certificates relating to warrants for the purchase of such ordinary shares, preference shares and debt securities will be incorporated by reference into the registration statement of which this prospectus is a part from reports we would subsequently file with the SEC.

The following table summarizes our outstanding warrants and options, including the exercise price and expiration dates thereof and the number of ordinary shares covered thereby.

AMARIN CAPITALIZATION TABLE

INFORMATION AS AT November 3, 2010

	Number of Shares	Exercise Price	Expiration Date
Ordinary Shares
Shares outstanding as at November 3, 2010	102,194,949
Warrants attached to:
December 2005 Private Placement of Equity	846,310	$14.30	12-21-2010
January 2006 Private Placement of Equity	29,400	$30.60	1-26-2011
Neurostat Agreement	17,500	$17.90	1-17-2014
June 2007 Registered Direct Offering of Equity	61,559	$7.20	5-31-2012
Strategic Pharmaceuticals Solutions Consultancy Agreement	1,000	$3.60	11-28-2012
December 2007 Private Placement of Equity	998,249	$1.17	12-3-2012
Participation Bridge Warrants	2,593,222	$1.00	7-30-2014
October 2009 Private Placement	32,879,962	$1.50	10-15-2014
Executive Warrants	904,005	$1.50	10-15-2014

Total warrants	38,331,207	$1.78
Options	11,658,601	$2.40	various thru 8-15-2020

Total Ordinary Share Equivalents	49,989,808

American Depositary Shares. Citibank, N.A. acts as the depositary for our American Depositary Shares representing our ordinary shares. Citibank’s depositary offices are located at 390 Greenwich Street, Third Floor, New York, New York 10013. American Depositary Shares are frequently referred to as “ADSs” and represent ownership interests in securities that are on deposit with the depositary. ADSs are represented by certificates that are commonly known as “American Depositary Receipts,” or “ADRs.” The depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is the London office of Citibank, N.A., located at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, England.

We have appointed Citibank as depositary for our ADSs representing ordinary shares pursuant to a deposit agreement. A copy of the deposit agreement (including any amendments) is on file with the SEC; you may obtain a copy of the deposit agreement from the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. We will appoint Citibank as depositary pursuant to a new deposit agreement if we determine to offer and sell preference shares represented by ADSs, which deposit agreement will be filed with the SEC under cover of a Registration Statement on Form F-6.

We are providing you with a summary description of the material terms of the ADSs representing ordinary shares and of the material rights of owners of ADSs representing ordinary shares. We expect that the material terms of any ADSs representing preference shares and the material rights of owners of any ADSs representing preference shares will be similar to the material terms of the ADSs representing ordinary shares and the material rights of owners of ADSs representing ordinary shares, as provided in the following summary. A summary description of any differences in such material terms and material rights from the description set forth below will be included in a prospectus supplement. Please remember that summaries by their nature lack the precision of the information summarized and that a holder’s rights and obligations as an owner of ADSs will be determined by reference to the terms of the applicable deposit agreement and not by this summary. If you intend to hold ADSs, we urge you to review the applicable deposit agreement (including any amendments) in its entirety. Each ADS representing ordinary shares represents one ordinary share on deposit with the custodian and any ADS representing preference shares will represent one preference share on deposit with the custodian. An ADS will also represent any other property received by the depositary or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations.

If you become an owner of ADSs, you will become a party to the applicable deposit agreement and therefore will be bound to its terms and to the terms of the ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary. As an ADS holder you appoint the depositary to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of ordinary shares and to the holders of preference shares will continue to be governed by the laws of England and Wales, which may be different from the laws in the United States.

As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name or through a brokerage or safekeeping account. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Please consult with your broker or bank to determine what those procedures are. This summary description assumes you have opted to own the ADSs directly by means of an ADR registered in your name and, as such, we will refer to you as the holder. When we refer to you, we assume the reader owns ADSs and will own ADSs at the relevant time.

Dividends and Distributions

As a holder, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of a specified record date.

Distributions of Cash

Upon receipt of a cash dividend or other cash distribution, the depositary will arrange for the funds to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to English laws and regulations.

The conversion into U.S. dollars will take place only if this can be done on a reasonable basis, in the judgment of the depositary, and if the U.S. dollars are transferable to the United States. The amounts distributed to holders will be net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary will apply the same method for distributing the proceeds of the sale of any property, such as undistributed rights, held by the custodian in respect of securities on deposit.

Distributions of Shares

Upon receipt of a free distribution of ordinary shares or preference shares, the depositary will either distribute to holders new ADSs representing the ordinary shares or preference shares deposited with the custodian or modify the ratio of ADSs to ordinary shares or preference shares, in which case each ADS you hold will represent rights and interests in the additional ordinary shares or preference shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

The distribution of new ADSs or the modification of the ratio of ADSs to ordinary shares or preference shares upon a distribution of ordinary shares or preference shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary may sell all or a portion of the new ordinary shares or preference shares so distributed.

No such distribution of new ADSs will be made if it would violate the U.S. securities laws or other applicable law. If the depositary does not distribute new ADSs or change the ADS-to-Ordinary Share ratio as described above, it may sell the ordinary shares received and distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights

In the event that we distribute rights to purchase additional ordinary shares or preference shares, the depositary will determine whether it is lawful and feasible to distribute rights to purchase additional ADSs to holders.

The depositary will establish procedures to distribute rights to purchase additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and feasible to make the rights available to holders of ADSs. We may be required to provide certain documentation contemplated in the deposit agreement, such as opinions to address the lawfulness of the transaction. You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights.

The depositary will not distribute the rights to you if:

•	it is not lawful or feasible to distribute the rights;

•	we fail to deliver satisfactory documents to the depositary; or

•	it appears that the rights are about to lapse.

The depositary will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary is unable to sell the rights, it will allow the rights to lapse.

Other Distributions

If we distribute property other than cash, ordinary shares, rights to purchase additional ordinary shares, preference shares or rights to purchase additional preference shares and if we provide all of the documentation contemplated in the applicable deposit agreement, the depositary will distribute the property to the holders in a manner it deems equitable and practicable.

The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary may sell all or a portion of the property received.

If in the opinion of the depositary a distribution is not feasible, it will not distribute the property to you and may sell the property with our reasonable approval. The depositary may deem a distribution not to be feasible if:

•	any amounts are required to be withheld for taxes or governmental charges;

•	any obligations arise under applicable securities laws of exchange control laws; or

•	there is any requirement that distributable securities be registered under the Securities Act of 1933 (“Securities Act”) or otherwise.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Changes Affecting Ordinary Shares and Preference Shares

The ordinary shares or preference shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, a split-up, cancellation, consolidation or reclassification of such ordinary shares or preference shares or a recapitalization, reorganization, merger, consolidation or sale of assets.

If any such change were to occur, your ADSs would represent the right to receive the property received or exchanged in respect of the ordinary shares or preference shares held on deposit. The depositary may in such circumstances deliver new ADSs to you or call for the exchange of your existing ADSs for new ADSs. If the depositary may not lawfully distribute such property to you, the depositary may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs upon Deposit of Ordinary Shares or Preference Shares

The depositary may create ADSs on your behalf if you or your broker deposits ordinary shares or preference shares with the custodian. The depositary will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the ordinary shares or preference shares to the custodian. Your ability to deposit ordinary shares or preference shares and receive ADSs may be limited by U.S. and U.K. legal considerations applicable at the time of deposit. Neither ordinary shares nor preference shares will be accepted for deposit until the depositary receives evidence that there has been compliance with English currency exchange regulations. The depositary will only issue ADSs in whole numbers.

When you make a deposit of ordinary shares or preference shares, you will be responsible for transferring good and valid title to the depositary. As such, you will be deemed to represent and warrant that:

•	the ordinary shares or preference shares are validly issued, fully paid and non-assessable;

•	all preemptive rights, if any, with respect to such ordinary shares or preference shares have been validly waived or exercised;

•	you are duly authorized to deposit the ordinary shares or preference shares, as applicable; and

•	the ordinary shares or preference shares presented for deposit have not been stripped of any rights or entitlements.

In addition, unless you are depositing ordinary shares or preference shares in exchange for ADSs that are restricted ADSs, you will also be deemed to represent that the ordinary shares or preference shares presented for deposit are not restricted securities as defined in the deposit agreement.

Withdrawal of Shares upon Cancellation of ADSs

As a holder, you will be entitled to present your ADSs to the depositary for cancellation and then receive the corresponding number of underlying ordinary shares or preference shares at the custodian’s offices. Your ability to withdraw the ordinary shares or preference shares, as applicable, may be limited by U.S. and U.K. legal considerations applicable at the time of withdrawal. In order to withdraw the ordinary shares or preference shares represented by your ADSs, you will be required to pay the depositary the fees for cancellation of ADSs and any charges and taxes payable in connection with the surrender and withdrawal. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

If you hold an ADR registered in your name, the depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary may deem appropriate before it will cancel your ADSs. The withdrawal of the ordinary shares or preference shares represented by your ADSs may be delayed until the depositary receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary will only accept ADSs for cancellation that represent a whole number of securities on deposit.

You will have the right to withdraw the securities represented by your ADSs at any time except for:

•

temporary delays that may arise because (i) the transfer books for the ordinary shares or preference shares, as applicable, or ADSs are closed, or (ii) ordinary shares or preference shares are immobilized on account of a shareholders’ meeting or a payment of dividends;

•	obligations to pay fees, taxes and similar charges would arise as a result of such withdrawal; or

•	restrictions may be imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs.

Restricted ADSs

Each holder depositing ordinary shares that constitute “restricted securities” (as defined in the deposit agreement) with the depositary will receive restricted ADRs evidencing restricted ADSs pursuant to and in accordance with the letter agreement between the depositary and us dated as of March 29, 2006 (the “Restricted ADR Letter Agreement”). We entered into the Restricted ADR Letter Agreement to, inter alia, establish procedures for (i) the deposit of “restricted securities” with the depositary, (ii) the issuance by the depositary of restricted ADRs representing restricted ADSs related to such restricted securities and (iii) the transfer or exchange of interests in the restricted ADSs, including the certifications and other requirements that will be required to affect such transactions under various circumstances.

Restricted ADRs will be issued in certificated form with a restrictive legend and may only be transferred or exchanged in accordance with the Restricted ADR Letter Agreement. Except as set forth in the Restricted ADR Letter Agreement and except as required by applicable law, restricted ADRs will have the same rights and obligations and will be treated as ADRs that are not “restricted ADRs” for all other purposes. Restricted ADRs may not be transferred except pursuant to an effective registration statement under the Securities Act or an available exemption from the registration requirements of the Securities Act.

Voting Rights

As a holder of ADSs representing ordinary shares, you generally have the right under the deposit agreement to instruct the depositary to exercise the voting rights for the ordinary shares represented by your ADSs. The voting rights of holders of ordinary shares are described under the heading “Description of Securities—Ordinary Shares” in this prospectus. Holders of ADSs representing preference shares will generally have the right to instruct the depositary to exercise the voting rights for the preference shares represented by their ADSs. Holders of any series of preference shares will have voting rights, if any, fixed by our Board of Directors and described in the prospectus supplement relating to such series of preference shares. Our Articles of Association and English law provide that the holders of any series of preference shares will have the right to vote separately as a class on any proposal involving changes that would adversely affect the powers, preferences, or special rights of holders of such series of preference shares.

The depositary will mail to you any notice of shareholders’ meetings received from us, together with a statement that holders will be entitled to instruct the depositary to exercise the voting rights of the securities represented by ADSs, and information explaining how to give such instructions.

If the depositary timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities represented by the holder’s ADSs in accordance with such voting instructions and the terms of the deposit agreement.

If poll voting is duly demanded and no instructions are received, the depositary will deem the holders to have granted a discretionary proxy to the person designated by us, unless we request otherwise. However, no discretionary proxy will be deemed granted for any proposition that:

•	involves the solicitation of opposing proxies or other substantial opposition; or

•	authorizes a merger, consolidation or other matter that may materially affect the rights and privileges of holders.

The depositary has agreed to appoint one or more representatives to vote at shareholders’ meetings either on a show of hands or a poll. In general, proxies may be voted only if a vote on a poll is duly demanded. See “Description of Securities—Ordinary Shares—Voting Rights” in this prospectus. The depositary will not join in demanding a vote on a poll unless instructed by at least two holders of ADSs or holders of ADSs owning at least 10% of the voting interests of all holders having the right to vote at such meeting. If a poll is not demanded, the depositary shall follow the instructions of a majority in interest of the holders of ADSs who have instructed the depositary to vote.

Please note that the ability of the depositary to carry out voting instructions may be limited by practical and legal limitations, the terms of our Articles of Association, and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary in a timely manner.

Fees and Charges

As an ADS holder, under the deposit agreement you will be required to pay the following service fees to the depositary:

Service	Fees
Issuance of ADSs	Up to 5¢ per ADS issued (or portion thereof)
Cancellation/Surrender of ADSs	Up to 5¢ per ADS canceled (or portion thereof)

However, pursuant to a letter agreement we entered into with the depositary as of March 21, 2005, the depositary has agreed to (i) waive the fees indicated above relating to the issuance of ADSs in lieu of an annual maintenance fee payable by us and (ii) reduce the cancellation/surrender fees indicated above to the following fees depending upon the price of the ADSs then-quoted on NASDAQ:

ADS price on NASDAQ	Cancellation/Surrender Fee per ADS
$0.00 - $5.00	1.5¢
$5.01 - $10.00	2.0¢
$10.01 and above	3.0¢

This letter agreement and the fee waivers and reductions contained in the letter agreement may be terminated under certain circumstances by the depositary.

As an ADS holder you will also be responsible to pay certain fees and expenses incurred by the depositary and certain taxes and governmental charges such as:

•

fees for the transfer and registration of ordinary shares or preference shares charged by the registrar and transfer agent for the ordinary shares or preference shares in England (i.e., upon deposit and withdrawal of ordinary shares or preference shares);

•	expenses incurred for converting foreign currency into U.S. dollars;

•	expenses for cable, telex and fax transmissions and for delivery of securities; and

•	taxes and duties upon the transfer of securities (i.e., when ordinary shares or preference shares are deposited or withdrawn from deposit).

We have agreed to pay certain other charges and expenses of the depositary. Note that the fees and charges you may be required to pay may vary over time and, as with the letter agreement of March 31, 2005, may be changed by us and by the depositary. You will receive prior notice of such changes.

Amendments and Termination

We may agree with the depositary to modify the applicable deposit agreement at any time without your consent. We undertake to give holders three months’ prior notice of any modifications that would prejudice any substantial rights of the holders under the deposit agreement. We will not consider to be prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay.

You will be bound by the modifications to the applicable deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The applicable deposit agreement cannot be amended to prevent you from withdrawing the ordinary shares or preference shares represented by your ADSs.

We have the right to direct the depositary to terminate the deposit agreement. Similarly, the depositary may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary must give notice to the holders at least 30 days before termination.

Upon termination of the applicable deposit agreement, withdrawal of the ordinary shares or preference shares and distributions to holders will occur as described below.

•

For a period of six months after termination, you will be able to request the cancellation of your ADSs and the withdrawal of the ordinary shares or preference shares represented by your ADSs and the delivery of all other property held by the depositary in respect of those ordinary shares or preference shares on the same terms as prior to the termination. During such six-month period the depositary will continue to collect all distributions received on the ordinary shares or preference shares on deposit (i.e., dividends) but will not distribute any such property to you until you request the cancellation of your ADSs.

•

After the expiration of such six-month period, the depositary may sell the securities held on deposit. The depositary will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding.

Books of Depositary

The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office at reasonable times, but solely for the purpose of communicating with other holders in the interest of business matters of our company or relating to the ADSs or the deposit agreement.

The depositary will maintain facilities in New York City to record and process the execution, delivery, registration, transfer and surrender of ADRs. These facilities may be closed from time to time when deemed expedient by the depositary, or at our request.

Limitations on Obligations and Liabilities

The deposit agreement limits our obligations and the depositary’s obligations to you. Please note the following:

•	we and the depositary are obligated only to use our best judgment and good faith in performing the duties specifically stated in the deposit agreement without negligence or bad faith;

•	the depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith;

•	we and the depositary will not be obligated to appear in, prosecute or defend any lawsuit or other proceeding unless satisfactory indemnity is provided against all expenses and liabilities; and

•

we and the depositary disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting ordinary shares for deposit, any holder of ADRs, or any other person believed by either of us in good faith to be competent to give such advice or information.

Pre-Release Transactions

The depositary may, in certain circumstances, issue ADSs before receiving a deposit of ordinary shares or preference shares or release ordinary shares or preference shares before receiving ADSs. These transactions are commonly referred to as “pre-release transactions.” The deposit agreement limits the aggregate size of pre-release transactions and imposes a number of conditions on such transactions, including the need to receive collateral, the type of collateral required, the representations required from brokers, etc. The depositary may retain the compensation received from the pre-release transactions.

Taxes

You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

The depositary may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary and to the custodian proof of taxpayer status and residence and such other information as the depositary and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

The depositary will arrange for the conversion of all foreign currency received into U.S. dollars if in its judgment conversion can be made on a reasonable basis. The depositary will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If the depositary determines that the foreign currency is not convertible on a reasonable basis, or if any required approvals are not obtainable or are not obtained within a reasonable period, the depositary may take the following actions in its discretion:

•	convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical;

•	distribute the foreign currency to holders for whom the distribution is lawful and practical; and

•	hold the foreign currency for the applicable holders.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time in one or more offerings. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

We may sell the securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;

•	directly to investors; or

•	through agents.

We may sell the securities from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We will describe the method of distribution of the securities and the terms of the offering in the prospectus supplement.

Any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject to conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Unless otherwise specified in the related prospectus supplement, all securities we offer, other than American Depositary Shares representing ordinary shares, which are listed in the NASDAQ Capital Market, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any ordinary shares sold pursuant to a prospectus supplement will be listed for trading on the NASDAQ Capital Market or other principal market for our ordinary shares. We may apply to list any series of debt securities, preference shares or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” or “Plan of Distribution” in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of the securities may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered hereby. Except as described in any prospectus supplement, we currently anticipate using the net proceeds from the sale of our securities offered hereby primarily for general corporate purposes which include, but are not limited to, funding development, and, if approved, the commercialization, of our product candidates and to discover additional product candidates. We may also use a portion of the net proceeds to pay off outstanding indebtedness, if any, and/or acquire or invest in complementary businesses, products and technologies. Although we have no specific agreements, commitments or understandings with respect to any acquisition at this time, we evaluate acquisition opportunities and engage in related discussions with other companies from time to time.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical consolidated ratio of earnings to fixed charges for the periods shown. As of the date of this prospectus, we have no preference shares outstanding and we did not declare or pay any dividends on preference shares for the periods indicated. Therefore, the ratios of earnings to combined fixed charges and preference share dividends are the same as the ratios of earnings to fixed charges presented below.

	Year Ended December 31,					Six months ended June 30,
	2005	2006	2007	2008	2009	2010
Ratio of earnings to fixed charges (1)	$—	$—	$—	$—	$—	$—

(1)	Earnings were not sufficient to cover fixed charges and approximately equal to the net loss of $20,547,000, $26,751,000, $37,800,000, $20,021,000 and $59,317,000 for the years ended December 31, 2005, 2006, 2007, 2008 and 2009, respectively, and $19,131,000 for the six months ended June 30, 2006. For this reason, no ratios are provided for these periods.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

PRICE HISTORY

The following table sets forth the range of high and low closing sale prices for our ADSs for the periods indicated, as reported by the NASDAQ Capital Market. These prices do not include retail mark-ups, markdowns, or commissions but give effect to a change in the number of ordinary shares represented by each ADS, implemented in both October 1998 and July 2002. Historical data in the table has been restated to take into account these changes. Share price information has been adjusted for a 1-for-10 share consolidation, effective January 18, 2008.

	USD High	USD Low
Fiscal Year Ended
December 31, 2005	$34.04	$10.60
December 31, 2006	$37.40	$12.70
December 31, 2007	$37.80	$2.25
December 31, 2008	$3.59	$0.60
December 31, 2009	$1.95	$0.52
Fiscal Year Ended December 31, 2008
First Quarter	$3.59	$1.81
Second Quarter	$3.07	$1.89
Third Quarter	$2.05	$0.86
Fourth Quarter	$1.00	$0.60
Fiscal Year Ended December 31, 2009
First Quarter	$0.80	$0.52
Second Quarter	$1.95	$0.62
Third Quarter	$1.51	$1.15
Fourth Quarter	$1.68	$1.20
Fiscal Year Ending December 31, 2010
First Quarter	$1.54	$0.98
Second Quarter	$2.78	$1.55
Third Quarter	$3.12	$2.07
Month Ended
May 2010	$2.78	$2.06
June 2010	$2.71	$2.22
July 2010	$2.43	$2.07
August 2010	$3.12	$2.35
September 2010	$3.10	$2.58
October 2010	$3.33	$2.49

EXPENSES

The following table sets forth various expenses estimated to be incurred by us in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates except for the Securities and Exchange Commission Registration Fee.

Securities and Exchange Commission Registration Fee	$10,695
Accounting Fees	30,000
Legal Fees and Disbursements	30,000
Miscellaneous	25,000

Total:	$95,695

ADDITIONAL INFORMATION

Description of Share Capital

There is no limit to the number of ordinary shares or preference shares that Amarin is authorized to issue. On November 3, 2010, Amarin had outstanding 102,194,949 ordinary shares and no preference shares. Between January 1, 2009 and December 31, 2009, we issued 71,755,258 ordinary shares in the transactions described in the following table and eight Series A Preference Shares were converted into eight ordinary shares in connection with our October 2009 private placement (the “2009 Private Placement”). The following table summarizes the history of our share capital for the last three years, including changes in the number, classes and voting rights thereof.

	Year Ended December 31, 2007		Year Ended December 31, 2008		Year Ended December 31, 2009
	No. of shares	$ ‘000	No. of shares	$ ‘000	No. of shares	$ ‘000
Opening Balance	9,068,436	7,990	13,905,737	11,994	27,046,716	21,287
Capital Raising (1)	2,294,635	2,336	13,140,979	12,986	70,400,004	56,857
Issued on Acquisition (2)	2,500,000	2,574	—	—	1,355,262	1,144
Shares issued on Exercise of Warrants (3)	42,000	—	—	—	—	—
Shares issued Exercise of Share Options (4)	666	42	—	—	—	—
Transaction costs incurred	—	(948)	—	(3,693)	—	(3,673)
Closing Balance	13,905,737	11,994	27,046,716	21,287	98,801,982	75,615

(1)	In December 2007, the Company issued a total of 1,629,086 ordinary shares in consideration for $5,376,000 and warrants to purchase 1,043,704 ordinary shares with an exercise price of $4.80 per share in a registered direct offering.

In June 2007, the Company and an affiliate of a former shareholder, Southridge Capital, entered into an equity line of credit agreement. A one time fee of $300,000, settled in ordinary shares, was paid to Southridge in connection with the agreement.

In June 2007, the Company issued a total of 615,633 ordinary shares in consideration for $3,700,000 and warrants to purchase 61,559 ordinary shares with an exercise price of $7.20 per share in a registered direct offering.

In May 2008, the Company issued 13,043,479 ordinary shares and 8 Series A Preference Shares in a private placement of equity in consideration for $30,000,000 to institutional investors and certain current and former directors.

In January 2008, the Company issued 97,500 ordinary shares pursuant to an agreement with ProSeed Capital Holdings.

Pursuant to the 2009 Private Placement, the Company issued 70,399,996 ordinary shares in consideration for $70,000,000 and warrants to purchase 35,199,996 shares with an exercise price of $1.50 in a private placement and converted eight Series A Preference Shares into eight ordinary shares. Pursuant to a Management Rights Deed of Agreement executed in connection with the 2009 Private Placement, the Company’s Board of Directors is obligated to nominate for election to the Board of Directors six individuals nominated by the lead investors in the 2009 private placement and Abingworth LLP.

(2)	In December 2007, the Company issued a total of 2,500,000 ordinary shares in consideration for the acquisition of Ester Neurosciences Limited.

In August 2009, the Company issued 1,315,789 ordinary shares pursuant to an Amendment and Waiver Agreement between the Company and the former shareholders of Ester Neurosciences Limited.

In October 2009, the Company issued 39,473 ordinary shares pursuant to a collaboration agreement between the Company and ProSeed Capital Holdings CVA.

(3)	In April 2007, the Company issued 42,000 ordinary shares due to the exercise of warrants in aggregate for the total consideration of $600,600. These warrants were issued as part of the financing completed in December 2005.
(4)	In the twelve months to December 31, 2007, the Company issued 666 ordinary shares due to the exercise of share options in aggregate for a total consideration of $8,000.
(5)	On January 18, 2008, our ordinary shares were consolidated on a one-for-ten basis whereby ten ordinary shares of £0.05 each became one ordinary share of £0.50 each. Historical information in respect of 2007 has been adjusted to reflect the share consolidation.

The issuance of the securities registered hereby will be authorized by our Board of Directors pursuant to resolutions approving the transactions in which such securities will be issued, and will be described in a prospectus supplement to this prospectus.

Articles of Association

Objects and Purposes

We were formed as a private limited company under the Companies Act 1985 and re-registered as a public limited company on March 19, 1993 under registered number 02353920.

Directors

Directors’ Interests

A director may serve as an officer or director of, or otherwise have an interest in, any company in which we have an interest. A director may not vote (or be counted in the quorum) on any resolution concerning his appointment to any office or any position from which he may profit, either with us or any other company in which we have an interest. A director is not prohibited from entering into transactions with us in which he has an interest, provided that all material facts regarding the interest are disclosed to the board of directors.

A director is not entitled to vote (or be counted in the quorum) on any resolution relating to a transaction in which he (or anyone connected with him within the meaning of the Companies Act 2006) has a material interest. However, this prohibition does not apply to any of the following matters:

•

he or any other person receives a security or indemnity in respect of money lent or obligations incurred by him or any other person at the request of or for the benefit of us or any of our subsidiaries;

•	a security is given to a third party in respect of a debt or obligation of us or any of our subsidiaries which he has himself guaranteed or secured in whole or in part;

•

a contract or arrangement concerning an offer or invitation for our shares, debentures or other securities or those of any of our subsidiaries, if he subscribes as a holder of securities or if he underwrites or sub-underwrites in the offer;

•	a contract or arrangement in which he is interested by virtue of his interest in our shares, debentures or other securities or by reason of any interest in or through us;

•

a contract or arrangement concerning any other company (not being a company in which he owns 1% or more) in which he is interested directly or indirectly whether as an officer, shareholder, creditor or otherwise;

•

a proposal concerning the adoption, modification or operation of a pension fund or retirement, death or disability benefits scheme for both our directors and employees and those of any of our subsidiaries which does not give him, as a director, any privilege or advantage not accorded to the employees to whom the scheme or fund relates;

•

an arrangement for the benefit of our employees or those of any of our subsidiaries which does not give him any privilege or advantage not generally available to the employees to whom the arrangement relates; and

•	insurance which we propose to maintain or purchase for the benefit of directors or for the benefit of persons including directors.

Compensation of Directors

Each director is to be paid a director’s fee at such rate as may from time to time be determined by the board of directors and which shall not exceed £500,000 (approximately USD$800,000 at year end exchange rates) in aggregate to all the directors per annum. Any director who, at our request, goes or resides abroad for any purposes or services which in the opinion of the board of directors go beyond the ordinary duties of a director, may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the board of directors may determine.

Any executive director will receive such remuneration (whether by way of salary, commission, participation in profits or otherwise) as the board of directors or, where there is a committee constituted for the purpose, such committee may determine, and either in addition to or in lieu of his remuneration as a director.

Borrowing Powers of Directors

The board of directors has the authority to exercise all of our powers to borrow money and issue debt securities. If at any time our securities should be listed on any recognized stock exchange, our total indebtedness (on a consolidated basis) would be subject to a limitation of the greater of (i) three times the total of paid up share capital and consolidated reserves and (ii) $100,000,000.

Retirement of Directors

At every annual general meeting, one-third of the directors must retire from office. In determining which directors shall retire and stand, or not stand, for re-election, first, we include any director who chooses to retire and not face re-election and, second, we choose the directors who have served as directors for the longest period of time since their last election. A retiring director shall be eligible for re-election. There is no age limit or requirement that directors retire at a specified age. Directors are not required to hold our securities.

Description of Ordinary Shares

In the following summary, a “shareholder” is the person registered in our register of members as the holder of the relevant securities. For those ordinary shares that have been deposited in our ADS facility pursuant to our deposit agreement with Citibank N.A., Citibank or its nominee is deemed the shareholder.

Dividends

Holders of shares are entitled to receive such dividends as may be declared by the board of directors. All dividends are declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid. To date there have been no dividends paid to holders of ordinary shares.

Any dividend unclaimed after a period of twelve years from the date of declaration of such dividend shall be forfeited and shall revert to us. In addition, the payment by the board of directors of any unclaimed dividend, interest or other sum payable on or in respect of an ordinary share or a Preference Share into a separate account shall not constitute us as a trustee in respect thereof.

Rights in a Liquidation

Holders of ordinary shares are entitled to participate in any distribution of assets upon a liquidation, subject to prior satisfaction of the claims of creditors and preferential payments to holders of outstanding Preference Shares.

Voting Rights

Voting at any general meeting of shareholders is by a show of hands, unless a poll is demanded. A poll may be demanded by:

•	the chairman of the meeting;

•	at least two shareholders entitled to vote at the meeting;

•	any shareholder or shareholders representing in the aggregate not less than one-tenth of the total voting rights of all shareholders entitled to vote at the meeting; or

•

any shareholder or shareholders holding shares conferring a right to vote at the meeting on which there have been paid up sums in the aggregate equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

In a vote by a show of hands, every shareholder who is present in person or by proxy at a general meeting has one vote. In a vote on a poll, every shareholder who is present in person or by proxy shall have one vote for every share of which they are registered as the holder (provided that no shareholder shall have more than one vote on a show of hands notwithstanding that he may have appointed more than one proxy to vote on his behalf). The quorum for a shareholders’ meeting is a minimum of two persons, present in person or by proxy. To the extent the Articles of Association provide for a vote by a show of hands in which each shareholder has one vote, this differs from U.S. law, under which each shareholder typically is entitled to one vote per share at all meetings.

Holders of ADSs are also entitled to vote by supplying their voting instructions to Citibank who will vote the ordinary shares represented by their ADSs in accordance with their instructions. The ability of Citibank to carry out voting instructions may be limited by practical and legal limitations, the terms of our Articles of Association, and the terms of the ordinary shares on deposit. We cannot assure the holders of our ADSs that they will receive voting materials in time to enable them to return voting instructions to Citibank a timely manner.

Unless otherwise required by law or the Articles of Association, voting in a general meeting is by ordinary resolution. An ordinary resolution is approved by a majority vote of the shareholders present at a meeting at which there is a quorum. Examples of matters that can be approved by an ordinary resolution include:

•	the election of directors;

•	the approval of financial statements;

•	the declaration of final dividends;

•	the appointment of auditors;

•	the increase of authorized share capital; or

•	the grant of authority to issue shares.

A special resolution or an extraordinary resolution requires the affirmative vote of not less than three-fourths of the eligible votes. Examples of matters that must be approved by a special resolution include modifications to the rights of any class of shares, certain changes to the Articles of Association, or our winding-up.

Capital Calls

The board of directors has the authority to make calls upon the shareholders in respect of any money unpaid on their shares and each shareholder shall pay to us as required by such notice the amount called on his shares. If a call remains unpaid after it has become due and payable, and the fourteen days’ notice provided by the board of directors has not been complied with, any share in respect of which such notice was given may be forfeited by a resolution of the board.

Preference Shares

Preference Shares issued are classified as equity.

The issuance of preference shares could adversely affect the voting power of holders of ordinary shares and reduce the likelihood that ordinary shareholders will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our ordinary shares. The issuance of preference shares also could have the effect of delaying, deterring or preventing a change in control of us.

Our Articles of Association and English Law provide that the holders of preference shares will have the right to vote separately as a class on any proposal involving changes that would adversely affect the powers, preferences, or special rights of holders of that of preference shares.

Pre-emptive Rights

English law provides that shareholders have pre-emptive rights to subscribe to any issuances of equity securities that are or will be paid wholly in cash. These rights may be waived by a special resolution of the shareholders, either generally or in specific instances, for a period not exceeding five years. This differs from U.S. law, under which shareholders generally do not have pre-emptive rights unless specifically granted in the certificate of incorporation or otherwise. Pursuant to resolutions passed at our annual general meeting on July 6, 2010, our Directors are duly authorized during the period ending on July 6, 2015 to exercise all of our powers to allot our securities and to make any offer or agreement which would or might require such securities to be allotted after that date. The aggregate nominal amount of the relevant securities that may be allotted under the authority cannot exceed up to an aggregate nominal amount of £147,042,792.70 (being the aggregate nominal amount of £125,000,000 in respect of ordinary shares and £22,042,792.70 in respect of preference shares). Under these resolutions, we are empowered to allot equity securities as if English statutory pre-emption rights did not apply to such issuance and, therefore, without first offering equity securities to our existing shareholders.

Redemption Provisions

Subject to the Companies Act 2006 and with the sanction of a special resolution, shares in us may be issued with terms that provide for mandatory or optional redemption. The terms and manner of redemption would be provided for by the alteration of our Articles of Association. Subject to the Companies Act 2006, we may also purchase in any manner the board of directors considers appropriate any of our own ordinary shares, Preference Shares or any other shares of any class (including redeemable shares) at any price.

Variation of Rights

If at any time our share capital is divided into different classes of shares, the rights of any class may be varied or abrogated with the written consent of the holders of not less than 75% of the issued shares of the class, or pursuant to a special resolution passed at a separate meeting of the holders of the shares of that class. At any such separate meeting the quorum shall be a minimum of two persons holding or representing by proxy one-third in nominal amount of the issued shares of the class, unless such separate meeting is adjourned, in which case the quorum at such adjourned meeting or any further adjourned meeting shall be one person. Each holder of shares of that class has one vote per share at such meetings.

Meetings of Shareholders

The board of directors may call general meetings, and general meetings may also be called on the requisition of our shareholders representing at least one-tenth of the voting rights in general meeting pursuant to section 303 of the Companies Act 2006. Annual general meetings are convened upon advance notice of at least 21 clear days. All other general meetings are convened upon advance notice of at least 14 clear days’ notice. Notice to shareholders may be supplied in electronic form by means of our website to those shareholders who have not opted-out of the electronic communications regime that we implemented; those shareholders who did opt-out of this regime will receive such notices in hard copy in the usual manner.

Citibank will mail to the holders of ADSs any notice of shareholders’ meeting received from us, together with a statement that holders will be entitled to instruct Citibank to exercise the voting rights of the ordinary shares represented by ADSs and information explaining how to give such instructions.

Limitations on Ownership

There are currently no U.K. foreign exchange controls on the payment of dividends on our ordinary shares or Preference Shares or the conduct of our operations. There are no restrictions under our Articles of Association or under English law that limit the right of non-resident or foreign owners to hold or vote our ordinary shares, Preference Shares or ADSs.

Change of Control

Save as expressly permitted by the Companies Act 2006, we shall not give financial assistance, whether directly or indirectly, for the purposes of the acquisition of any of our shares or for reducing or discharging any liability incurred for the purpose of such acquisition.

Disclosure of Interests

Under English Law, any person who acquires an equity interest above a “notifiable percentage” must disclose certain information to us regarding the person’s shares. The applicable threshold is currently 3%. The disclosure requirement applies to both persons acting alone or, in certain circumstances, with others. After a person’s holdings exceed the “notifiable” level, similar notifications must be made when the ownership percentage figure increases or decreases by a whole number.

In addition, Section 793 of the Companies Act 2006 gives us the authority to require certain disclosure regarding an equity interest if we know, or have reasonable cause to believe, that the shareholder is interested or has within the previous three years been interested in our share capital. Failure to supply the information required may lead to disenfranchisement under our Articles of Association of the relevant shares and a prohibition on their transfer and on dividend or other payments. Under the deposit agreement with Citibank pursuant to which the ADRs have been issued, a failure to provide certain information pursuant to a similar request may result in the forfeiture by the holder of the ADRs of rights to direct the voting of the ordinary shares underlying the ADSs and to exercise certain other rights with respect to the Ordinary Shares. The foregoing provisions differ from U.S. law, which typically does not impose disclosure requirements on shareholders.

Directors’ Indemnification

Subject to the Companies Act 2006, we can obtain liability insurance for directors and can also pay directors’ legal costs if they are successful in defending legal proceedings. Accordingly, our board of directors has taken a decision that Amarin should so indemnify our directors and officers and Amarin has entered into forms of indemnity with our directors and officers to do so. In addition, Amarin carries liability insurance for our directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to a charter provision, by-law, contract, arrangements, statute or otherwise, we acknowledge that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Material Contracts

Information regarding the Company’s material contracts is disclosed under Item 10.C of the 2009 Annual Report, which is incorporated by reference herein.

Exchange Controls

There are currently no U.K. foreign exchange controls that may affect the export or import of capital, including the availability of cash and cash equivalents for use by us and our wholly-owned subsidiaries, or that affect the remittance of dividends, interest or other payments to non-U.K. resident holders of ordinary shares or ADSs.

Taxation

The material Irish and U.S. federal income tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement offering those securities.

Dividends and Paying Agents

None.

Documents on Display

We file reports and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers. We also provide Citibank N.A., as depositary under the deposit agreement between us, the depositary and registered holders of the American Depositary Receipts evidencing ADSs, with annual reports, including a review of operations, and annual audited consolidated financial statements prepared in conformity with IFRS.

While we are a foreign private issuer, we will be exempt from the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act.

For more information, see “Where You Can Find More Information” below.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

As described in the registration statement of which this prospectus forms a part, our Articles of Association and certain provisions of English law contain provisions relating to the ability of our officers and directors to be indemnified by us for costs, charges, expenses, losses and other liabilities which are sustained or incurred in the performance of the officer’s or director’s duties for us. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the charter provision, by-law, contract, arrangements, statute or otherwise, we acknowledge that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

Certain legal matters with respect to United States and New York law with respect to the validity of certain of the offered securities will be passed upon for the issuer by Goodwin Procter LLP, Boston, Massachusetts. Certain legal matters with respect to English law with respect to the validity of certain of the offered securities will be passed upon for the issuer by K&L Gates LLP (registered in England). Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

(a) Previous independent registered public accounting firm

(i) On September 13, 2010, Amarin Corporation PLC (the “Registrant”) dismissed PricewaterhouseCoopers (“PwC”) as its independent registered public accounting firm. The Registrant’s Audit Committee participated in and approved the decision to change its independent registered public accounting firm.

(ii) The reports of PwC on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

(iii) During the two most recent fiscal years and through September 13, 2010, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused them to make reference thereto in their reports on the financial statements for such years.

(iv) During the fiscal years ended December 31, 2009 and December 31, 2008 and through September 13, 2010, none of the events described in Item 304(a)(1)(v) of Regulation S-K occurred, except that, as previously disclosed in Item 15T of the Company’s Annual Report on Form 20-F for the year ended December 31, 2009 the Company concluded that it had a material weakness in its internal controls over financial reporting. The Company reported that it did not maintain effective controls relating to the technical expertise and review over the accounting for complex, non-ordinary course transactions. During 2009, the Company engaged in several financial transactions, including the issuance of convertible bridge loans. The terms of some of these transactions created derivative liabilities. At December 31, 2009 these derivative liabilities were no longer applicable, as the underlying instruments either expired or were retired. As part of the annual financial statement review, an adjustment for the retirement of the conversion option for these convertible bridge loans was identified. This adjustment increased finance expense, net loss for the period and financial liability. This adjustment does not change shareholders equity. In light of this potential error, management, including our Chief Executive Officer and Chief Financial Officer, determined that the company did not maintain effective controls to ensure the accuracy and valuation over the aforementioned accounts, which led to an adjustment to the Company’s consolidated financial statements for December 31, 2009. In response to the material weakness identified, management has put in place the following remediation plan. Non ordinary course transactions will be considered and evaluated by senior finance management. We will continue to prepare accounting position papers for all complex transactions. Where appropriate management will seek the advice of outside consultants on accounting matters related to the application of IFRS to complex, non-ordinary course transactions and in other instances as warranted. The Company has authorized PwC to respond fully to the inquiries of the successor independent registered public accounting firm concerning the aforementioned material weakness.

(v) The Registrant has requested that PwC furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated November 10, 2010, is filed as Exhibit 16.1 to this Form F-3.

(b) New independent registered public accounting firm

(i) The Registrant engaged Deloitte & Touche LLP as its new independent registered public accounting firm as of September 13, 2010. During the two most recent fiscal years and through September 13, 2010, the Registrant has not consulted with Deloitte & Touche LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements, and neither a written report was provided to the Registrant or oral advice was provided that Deloitte & Touche LLP concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below which have been filed by us:

1.	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2009;

2.	Our Forms 6-K filed with the SEC on August 12, 2010, August 17, 2010, September 21, 2010, October 21, 2010, November 10, 2010, November 10, 2010, November 10, 2010 and November 10, 2010; and

3.	The section entitled “Description of Registrant’s Securities to be Registered” contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on March 19, 1993, including any amendment or report filed for the purpose of updating such description.

We may incorporate additional Forms 6-K by identifying in such Forms that they are being incorporated by reference into this prospectus.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or document that is not deemed filed under such provisions, (1) on or after the date of filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement and (2) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Amarin Corporation plc, Inc., First Floor, Block 3, The Oval, Shelbourne Road, Ballsbridge, Dublin 4, Ireland, Attention: Investor Relations, telephone: +353-1-6699-020. We have authorized no one to provide you with any information that differs from that contained in this prospectus. Accordingly, you should not rely on any information that is not contained in this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports and other information with the Securities and Exchange Commission. Our filings are available to the public over the Internet at the SEC’s website at www.sec.gov, as well as at our website at www.amarincorp.com. You may also read and copy, at prescribed rates, any document we file with the SEC at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the SEC’s Public Reference Rooms.

ENFORCEMENT OF CIVIL LIABILITIES

We are a public limited company incorporated in England and Wales. Our directors and executive officers may be non-residents of the United States, and all or a substantial portion of the assets of such persons may be located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against them in U.S. courts judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our English solicitors that there is doubt as to the enforceability in England, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities to the extent predicated upon the federal securities laws of the United States.

*    *    *

AMARIN CORPORATION PLC

$150,000,000

Ordinary Shares

Ordinary Shares, in the form of American Depositary Shares

Preference Shares

Preference Shares, in the form of American Depositary Shares

Debt Securities

Warrants

PROSPECTUS

                    , 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers.

Except as hereinafter set forth, there is no provision of the Company’s Articles of Association or any contract, arrangement or statute under which any director or officer of the Company is insured or indemnified in any manner against liability which he may incur in his capacity as such.

Article 192 of the Company’s Articles of Association provides:

192	Subject to the provisions of, and so far as may be permitted by and consistent with, the Statutes but without prejudice to any indemnity to which he may otherwise be entitled, every Director, Secretary and officer of the Company and every director, secretary and officer of each Associated Company shall be indemnified out of the assets of the Company against:

(a)	any liability incurred by or attaching to him in connection with any negligence, default, breach of duty or breach of trust by him in relation to the Company or any Associated Company other than:

(i)	any liability to the Company or any Associated Company; and

(ii)	any liability incurred by him to pay a fine imposed in criminal proceedings or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); and

(iii)	any liability incurred by him:

(A)	in defending criminal proceedings in which he is convicted;

(B)	in defending any civil proceedings brought by the Company, or an Associated Company in which judgement is given against him;

(C)	in connection with the application made under sections 661(3) or (4) or section 1157 of the 2006 Act (or until such time as such provisions come into effect, sections 144(3) or (4) or section 727 of the 1985 Act) in which the court refuses to grant him relief, where, in any case, the conviction, judgement or refusal of relief (as the case may be) has become final, and

(b)	any other liability incurred by or attaching to him in the actual or purported performance and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office.

192.1	Subject to the provisions of, and so far as may be permitted by and consistent with, the Statutes, the Company may:

(a)	provide a Director of the Company or a director of an Associated Company with funds to meet expenditure incurred or to be incurred by him:

(i)	in defending any criminal or civil proceedings in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the Company or an Associated Company; or

(ii)	in connection with an application for relief under the provisions referred to in sections 661(3) or (4) or section 1157 of the 2006 Act (or until such time as such provisions come into effect sections 144(3) or (4) or section 727 of the 1985 Act); and

(b)	do anything to enable him to avoid incurring such expenditure, provided always that any loan made or liability incurred under any transaction connected with anything done pursuant to this Article 192.1 shall be repaid or (as the case may be) discharged in the event of such director being convicted or judgement being given against him in the proceedings or the court refusing to grant him relief on the application and by not later than the date:

(i)	when the conviction becomes final; or

(ii)	the date when the judgement becomes final; or

(iii)	the date when the refusal of relief becomes final.

192.2	Subject to the provisions of, and far as may be permitted by and consistent with, the Statutes, the Company may:

(a)	provide a Director of the Company or a director of an Associated Company with funds to meet expenditure incurred or to be incurred by him in defending himself in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the Company or any Associated Company; and

(b)	do anything to enable him to avoid incurring such expenditure.

192.3	Subject to the provisions of, and so far as may be permitted by and consistent with, the Statutes but without prejudice to any indemnity to which he may otherwise be entitled, every director of any Trustee Company shall be indemnified out of the assets of the Company against any liability incurred in connection with the activities of the Trustee Company as a trustee of any occupational pension scheme of which it is a trustee other than any liability of the kind referred to in section 235(3) of the 2006 Act. For the purposes of this Article 192.3:

(a)	“Trustee Company” means a company (being the Company or an Associated Company) that is a trustee of an occupational pension scheme; and

(b)	“occupational pension scheme” means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 that is established under a trust.

192.4	For the purposes of Article 192:

(a)	“Associated Company” means a company which is associated with the Company within the meaning of section 256 of the 2006 Act;

(b)	where a director is indemnified against any liability, such indemnity shall extend to all costs, charges, losses, expenses and liabilities incurred by him in relation thereto;

(c)	a conviction, judgement, or refusal of relief becomes final if:

(i)	not appealed against, at the end of the period for bringing an appeal; or

(ii)	if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

(d)	an appeal is disposed of if:

(i)	it is determined and the period for brining any further appeal has ended; or

(ii)	if it is abandoned or otherwise ceases to have effect.

In addition, U.K. companies can obtain liability insurance for directors and can also pay directors’ legal costs if they are successful in defending legal proceedings.

The Company has entered into deeds of indemnification with directors or formers directors including William Hall, Srinivas Akkaraju, Dr. John Climax, James Healy, Dr. Bill Mason, Dr. Simon Kukes, Dr. Michael Walsh, Manus Rogan, Rick Stewart, Eric Aguiar, Carl Gordon, Lars Ekman, Thomas Lynch, Anthony Russell-Roberts and Dr. Joseph Anderson. The Company has entered into deeds of indemnification with officers, former officers or members of senior management including Conor Dalton, Dr. Declan Doogan, Paul Duffy, John Thero, Alan Cooke, Tom Maher and Paresh Soni.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the charter provision, by-law, contract, arrangements, statute or otherwise, the Company acknowledges that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 9.	Exhibits.

The following documents are filed herewith (unless otherwise indicated) and made a part of this registration statement.

Exhibit Number	Description of Exhibit

1.1	Form of Underwriting Agreement*

3.1	Articles of Association of the Company

4.1	Form of Ordinary Share Certificate (1)

4.2	Form of American Depositary Receipt evidencing ADSs (2)

4.3	Form of Deposit Agreement, dated as of March 29, 1993, among the Company, Citibank, N.A., as Depositary, and all holders from time to time of American Depositary Receipts issued thereunder (3)

4.4	Amendment No. 1 to Deposit Agreement, dated as of October 8, 1998, among the Company, Citibank, N.A., as Depositary, and all holders from time to time of the American Depositary Receipts issued thereunder (4)

4.5	Amendment No. 2 to Deposit Agreement, dated as of September 24, 2002 among the Company, Citibank N.A., as depositary, and all holders from time to time of the American Depositary Receipts issued thereunder (5)

4.6	Form of Indenture for Senior Debt Securities

4.7	Form of Senior Debt Security (included in Exhibit 4.6 hereto)

4.8	Form of Indenture for Subordinated Debt Securities

4.9	Form of Subordinated Debt Security (included in Exhibit 4.8 hereto)

4.10	Form of Preference Share Certificate*

4.11	Form of Warrant Agreement*

4.12	Form of Warrant Certificate*

5.1	Opinion of Goodwin Procter LLP

5.2	Opinion of K&L Gates LLP

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges

16.1	Letter Regarding Change in Certifying Accountant

23.1	Consent of Goodwin Procter LLP (filed as part of Exhibit 5.1)

23.2	Consent of K&L Gates (filed as part of Exhibit 5.2)

23.3	Consent of PricewaterhouseCoopers

24.1	Power of Attorney (included on signature page)

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended**

99.1	Code of Ethics

*	To be filed by amendment or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.
**	To be filed separately under the electronic form type 305B2.
(1)	Incorporated herein by reference to certain exhibits to the Company’s Annual Report on Form 20-F for the year ended December 21, 2002, filed with the Securities and Exchange Commission on April 24, 2003.
(2)	Incorporated by reference to Exhibit (a)(i) to the Company’s Registration Statement on Form F-6, File No. 333-147660 filed with the Securities and Exchange Commission on November 28, 2007.
(3)	Incorporated herein by reference to certain exhibits to the Company’s Registration Statement on Form F-1, File No. 33-58160, filed with the Securities and Exchange Commission on February 11, 1993.
(4)	Incorporated herein by reference to Exhibit (a)(i) to the Company’s Registration Statement on Post-Effective Amendment No. 1 to Form F-6, File No. 333-5946, filed with the Securities and Exchange Commission on October 8, 1998.
(5)	Incorporated herein by reference to Exhibit (a)(ii) to the Company’s Registration Statement on Post-Effective Amendment No. 2 to Form F-6, File No. 333-5946, filed with the Securities and Exchange commission on September 26, 2002.

Item 10.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby further undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Dublin, Ireland, on November 10, 2010.

AMARIN CORPORATION PLC

By:	/S/ JOHN THERO
John Thero
President

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints John Thero as his attorney-in-fact, with power of substitution, in his name and in the capacity indicated below, to sign any and all further amendments (including post-effective amendments) to this registration statement on Form F-3 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form F-3 has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/S/ JOHN THERO	President (Principal Financial Officer)	November 10, 2010
John Thero

/S/ JOSEPH ZAKRZEWSKI Joseph Zakrzewski	Chief Executive Officer and Director (Principal Executive Officer)	November 10, 2010

/S/ FREDERICK AHLHOLM Frederick Ahlholm, CPA	Vice President Finance (Principal Accounting Officer)	November 10, 2010

/S/ JOSEPH ANDERSON	Director	November 10, 2010
Joseph Anderson, Ph.D.

/S/ JAMES HEALY	Director	November 10, 2010
James Healy, M.D., Ph.D.

/S/ MANUS ROGAN	Director	November 10, 2010
Manus Rogan, Ph.D.

/S/ CARL GORDON	Director	November 10, 2010
Carl Gordon, Ph.D., CFA

/S/ LARS EKMAN	Director	November 10, 2010
Lars Ekman

/S/ JAN VAN HEEK	Director	November 10, 2010
Jan van Heek

AMARIN CORPORATION PLC

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1	Form of Underwriting Agreement*

3.1	Articles of Association of the Company

4.1	Form of Ordinary Share Certificate (1)

4.2	Form of American Depositary Receipt evidencing ADSs (2)

4.3	Form of Deposit Agreement, dated as of March 29, 1993, among the Company, Citibank, N.A., as Depositary, and all holders from time to time of American Depositary Receipts issued thereunder (3)

4.4	Amendment No. 1 to Deposit Agreement, dated as of October 8, 1998, among the Company, Citibank, N.A., as Depositary, and all holders from time to time of the American Depositary Receipts issued thereunder (4)

4.5	Amendment No. 2 to Deposit Agreement, dated as of September 24, 2002 among the Company, Citibank N.A., as depositary, and all holders from time to time of the American Depositary Receipts issued thereunder (5)

4.6	Form of Indenture for Senior Debt Securities

4.7	Form of Senior Debt Security (included in Exhibit 4.6 hereto)

4.8	Form of Indenture for Subordinated Debt Securities

4.9	Form of Subordinated Debt Security (included in Exhibit 4.8 hereto)

4.10	Form of Preference Share Certificate*

4.11	Form of Warrant Agreement*

4.12	Form of Warrant Certificate*

5.1	Opinion of Goodwin Procter LLP

5.2	Opinion of K&L Gates LLP

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges

16.1	Letter Regarding Change in Certifying Accountant

23.1	Consent of Goodwin Procter LLP (filed as part of Exhibit 5.1)

23.2	Consent of K&L Gates (filed as part of Exhibit 5.2)

23.3	Consent of PricewaterhouseCoopers

24.1	Power of Attorney (included on signature page)

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended**

99.1	Code of Ethics

*	To be filed by amendment or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.
**	To be filed separately under the electronic form type 305B2.
(1)	Incorporated herein by reference to certain exhibits to the Company’s Annual Report on Form 20-F for the year ended December 21, 2002, filed with the Securities and Exchange Commission on April 24, 2003.
(2)	Incorporated by reference to Exhibit (a)(i) to the Company’s Registration Statement on Form F-6, File No. 333-147660 filed with the Securities and Exchange Commission on November 28, 2007.
(3)	Incorporated herein by reference to certain exhibits to the Company’s Registration Statement on Form F-1, File No. 33-58160, filed with the Securities and Exchange Commission on February 11, 1993.
(4)	Incorporated herein by reference to Exhibit (a)(i) to the Company’s Registration Statement on Post-Effective Amendment No. 1 to Form F-6, File No. 333-5946, filed with the Securities and Exchange Commission on October 8, 1998.
(5)	Incorporated herein by reference to Exhibit (a)(ii) to the Company’s Registration Statement on Post-Effective Amendment No. 2 to Form F-6, File No. 333-5946, filed with the Securities and Exchange commission on September 26, 2002.